                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into on this 31st day of December, 1996, by and between HAROLD S. LICHTIN, an individual resident of the State of North Carolina (the "Executive"), and WEEKS CORPORATION, a Georgia corporation ("the Company");


                             W I T N E S S E T H:
                             --------------------


     WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, on the terms and conditions contained in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

                                    (S) 1.

                                  Employment
                                  ----------

     1.1 Employment. Subject to the terms of this Agreement, the Company hereby
         ----------
employs Executive, and Executive hereby accepts such employment with the Company. During the term of Executive's employment under this Agreement, Executive shall serve as Managing Director of the Company and President and Chief Executive Officer of Weeks/Lichtin, a division of the Company, and shall have all the duties, rights, and responsibilities normally associated with such position, including, without limitation, day-to-day responsibility for the Company's operations in the Raleigh-Durham-Chapel Hill area of North Carolina, together with such other reasonable duties relating to the operation of the business of the Company as may be assigned to him from time to time by the Board of Directors or other governing body of the Company. Executive shall devote his full business time, skills, and best efforts to rendering services on behalf of the Company and shall exercise such care as is customarily required of executives undertaking similar duties for entities similar to the Company. Notwithstanding the foregoing, Executive may engage in the business activities listed with respect to this Section 1.1 on Exhibit A hereto.
                                           ---------

     1.2  Appointment to the Board, Investment Committee and Chairman's Office.
          --------------------------------------------------------------------
On the Effective Date (as defined in (S) 3.1), Executive shall be appointed a member of (i) the Board of Directors of the Company, Weeks GP Holdings, Inc. and

Weeks LP Holdings, Inc., (ii) the Investment Committee of the Company, and (iii) the Chairman's Office of the Company. It is the intent of the parties that Executive's service in such positions will keep Executive thoroughly informed with respect to the activities of the Company and actively involved in the short and long term overall strategic planning for the Company. Executive and the Company shall use their reasonable good faith efforts to cause Executive to be included in all formal and informal meetings, sessions and discussions of or among the members of the Board of Directors, the Investment Committee and the Chairman's Office.

     1.3  License to Use "Lichtin" Name.  So long as Executive is employed by
          -----------------------------
the Company, Executive hereby grants to the Company a royalty-free, non-exclusive license to use, including a right to sublicense to affiliates of the Company, the names "Lichtin", "Lichtin Properties", and any derivations thereof for the sole purpose of (i) promoting the leasing and marketing of the Company's office, warehouse, and research and development space in and around Wake County and the Research Triangle area and (ii) the Company's property management services; provided, however, if Executive ceases to be employed by the Company because of a For Cause Termination (as provided for in Section 3.2(b) hereof), the term of the license granted in this Section 1.3 shall continue so long as Executive is bound by the terms of that certain Noncompetition Agreement by and between Executive and the Company (as therein defined) of even date herewith. The Company acknowledges and agrees that Executive is the sole and exclusive owner of the right to use the name "Lichtin", "Lichtin Properties", and the derivations thereof and logos embodying such names and all of the good will associated therewith and that the same shall remain at all times the sole and exclusive property of Executive. All use by the Company of the names "Lichtin", "Lichtin Properties", and the derivations thereof, and any logos in connection therewith shall be deemed to inure exclusively to the benefit of Executive. To the extent that any rights in or to the name or any logo used in connection therewith or any aspect thereof are deemed to accrue to the Company, the Company hereby irrevocably assigns any and all such rights, at such time as they may be deemed to accrue, including any and all related good will, to Executive. The Company further agrees that it will not apply to, register, use or claim any rights in the name or any aspects thereof (including the good will related thereto) except to the limited extent provided herein.

                                    (S) 2.

                            Compensation; Expenses
                            ----------------------

     2.1 Base Salary. Commencing on the Effective Date (as defined in (S) 3.1),
         -----------
the Company shall pay Executive a base salary equal to $65,000 per annum and commencing on January 1, 1998, the Company shall pay Executive during the remaining term of Executive's employment under this Agreement a base salary equal to $190,000 per annum (the "Base Salary"), which amount shall be subject to adjustment, if any, in accordance with this (S) 2.1. The Compensation Committee of the Board of Directors or other governing body of the Company (the "Committee") shall review Executive's Base Salary on an annual basis, and the Committee, upon such review and in its sole discretion, may increase or decrease

Executive's Base Salary in accordance with criteria to be established by the Committee; provided, however, that Executive's Base Salary shall not be reduced below $65,000 before January 1, 1998 or below $190,000 on or after January 1, 1998; and provided further, however, that such criteria shall be determined primarily on the basis of growth in the Company's revenues and funds from operations per share of capital stock, on the performance of the business units which are under the management and supervision of Executive and on the basis of the satisfaction of other employment goals established by the Committee. The Base Salary, less all applicable withholding taxes, shall be paid to Executive in accordance with the payroll procedures in effect from time to time with respect to executive officers of the Company.

     2.2  Incentive Compensation.  Commencing on the Effective Date, Executive
          ----------------------
shall be entitled to participate in any incentive compensation plans in effect with respect to executive officers of the Company, with the criteria for Executive's participation in such plans to be established by the Committee in its sole discretion; provided, however, that such incentive compensation for any year will not exceed 75% of the Base Salary for such year; provided further, that the Base Salary for 1997 for purposes of the foregoing limitation shall be deemed to be $190,000.

     2.3  Stock Options.  Executive shall be entitled to participate in such
          -------------
employee stock option plans as are from time to time established for the benefit of employees of the Company in accordance with the terms and conditions of such plans. At the Effective Date, Executive shall be granted immediately vested and exercisable options to purchase 40,000 shares of the Company's common stock, par value $.01 per share, in accordance with the Weeks Corporation Incentive Stock Plan as in effect on the Effective Date. The exercise price of each such option shall be the fair market value of the Company's common stock as of the Effective Date. Such options shall remain exercisable until the earlier of (i) ten (10) years from the date of grant or (ii) six (6) months from Executive's termination of employment with the Company for any reason.

     2.4  Expenses.  Executive shall be reimbursed for all reasonable business-
          --------
related expenses incurred by Executive at the request of or on behalf of the Company, including, without limitation, first class travel expenses incurred in connection with the performance of Executive's duties and responsibilities hereunder.

     2.5 Participation in Employee Benefit Plans. Executive shall be entitled to
         ---------------------------------------
participate in such medical, dental, disability, hospitalization, life insurance, profit sharing, and other benefit plans as the Company shall maintain from time to time for the benefit of executive officers of the Company, on the terms and subject to the conditions set forth in such plans.

     2.6 Vacation. In addition to Company holidays, Executive shall receive such
         --------
paid vacation time each year during the term of this Agreement as is consistent with vacation policies of the Company for its executive officers, but in no event less than six weeks of paid vacation time annually. Any unused vacation days in any year may not be carried over to subsequent years and Executive shall not receive any additional compensation for unused vacation days.

     2.7 Automobile Allowance. Commencing on the Effective Date, during the term
         --------------------
of Executive's employment under this Agreement, the Company shall pay Executive an automobile allowance of $600.00 per month.

                                    (S) 3.

                              Term of Employment
                              ------------------

     3.1  Term of Employment.  Unless earlier terminated in accordance with
          ------------------
(S) 3.2, the employment of Executive under this Agreement shall commence as of the date that this Agreement is executed (the "Effective Date") and shall continue up to, but not including, the third anniversary of such date. Thereafter, Executive's employment under this Agreement shall be extended for such period, if any, as agreed to in writing by Executive and the Company.

     3.2  Termination.  Executive's employment under this Agreement may be
          -----------
terminated

     (a) by the Company upon the death or total disability of Executive (total disability meaning the inability of Executive to perform his normal required services under this Agreement for a period of six consecutive months during the term of this Agreement by reason of Executive's mental or physical disability, as reasonably determined by the Board of Directors or other governing body of the Company) (which shall be referred to as a "Disability Termination"); or

     (b) by the Company for "cause," which shall exist only upon the occurrence of one or more of the following: (i) Executive is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement to the material damage or prejudice of the Company or any affiliate of the Company, as determined by the Board of Directors or other governing body of the Company in good faith, or (ii) Executive engages in a fraudulent act relating to the business of the Company or any affiliate of the Company, as determined by the Board of Directors or other governing body of the Company in good faith (which shall be referred to individually and collectively as a "For Cause Termination"); or

     (c) by the Company for any reason other than a For Cause Termination or a Disability Termination (which shall be referred to as a "No Cause Termination"); or

     (d) by Executive voluntarily for any reason other than an Employee-Initiated Termination (as defined in (S) 3.2(e)) after giving 30 days prior written notice to the Company (which shall be referred to as a "Voluntary Termination"); or

     (e) by Executive for "cause", which shall exist if the Company fails to cure within ten days after receiving notice from Executive of the occurrence of any of the following: (i) Executive is required to move more than 20 miles from the city limits of Raleigh, North Carolina without his consent, (ii) there is a material change by the Company in Executive's functions, duties or responsibilities which cause the ranking or level, dignity, responsibility, importance or scope of Executive's position with the Company to become of less dignity, responsibility, importance or scope from the position and the attributes thereof described in (S) 1.1, (iii) Executive fails to be nominated by the Company for reelection as a member of the Board of Directors of the Company, the Board of Directors of Weeks GP Holdings, Inc., the Board of Directors of Weeks LP Holdings, Inc., the Investment Committee of the Company or the Chairman's Office of the Company, (iv) there is a decrease in Executive's Base Salary, or (v) there is a material decrease in the value of Executive's benefits package provided by the Company (as described in (S) 4.2(iv)) without his consent (which shall be referred to as an "Employee-Initiated Termination").

                                    (S) 4.

                            Results of Termination
                            ----------------------

     4.1 Termination As Result of Voluntary Termination or For Cause
         -----------------------------------------------------------
Termination. If Executive's employment under this Agreement is terminated as a
-----------
result of a Voluntary Termination or a For Cause Termination, Executive shall not thereafter be entitled to receive any Base Salary for periods following such termination and shall not be entitled to receive any incentive, bonus or other special compensation with respect to the year in which such termination occurs or for any period thereafter; provided, however, that Executive shall be entitled to receive any Base Salary and expense reimbursements that may be owed to Executive but are unpaid as of the date on which Executive's employment is terminated.

     4.2  Termination As Result of No Cause Termination or Employee-Initiated
          -------------------------------------------------------------------
Termination.  If Executive's employment under this Agreement is terminated as a
-----------
result of a No Cause Termination or an Employee-Initiated Termination, Executive shall be entitled to receive (i) any Base Salary and expense reimbursements that may be owed to Executive but are unpaid as of the date on which Executive's employment is terminated, (ii) additional compensation equal to any amount Executive would have received (with respect to the year in which the termination occurs) under any and all incentive, bonus, and other special compensation plans and arrangements in which Executive is a participant at the date of termination, multiplied by a fraction, the numerator of which is the number of days that have elapsed in such year through the date of termination, and the denominator of which is 365, (iii) additional compensation equal to the total Base Salary Executive would have received (assuming the Base Salary as in effect on the date of such termination; provided, however, if the date of such termination is prior to January 1, 1998, for purposes of computing such additional compensation, the Base Salary in effect for periods beginning on or after January 1, 1998 shall not be less than $190,000) for the period from the date of termination up to, but not including, the third anniversary of the Effective Date, or, if later, through the remainder of his term of employment under any extension of this Agreement, and (iv) continuation of the benefits (e.g., medical insurance and life insurance) at the same premium cost to Executive, and at the same coverage levels as in effect on the date of such termination for the period from the date of termination up to, but not including, the third anniversary of the Effective

Date, or, if later, through the remainder of his term of employment under any extension of this Agreement, and at the end of such period, Executive shall be entitled to elect continued medical coverage in accordance with the coverage continuation provisions of Sections 601 et seq. of the Employee Retirement Income Security Act of 1974, as amended. The compensation referred to in (i) and (iii) above shall be paid, in equal installments, at the same times Executive would have received salary payments had he remained an employee, unless the Company elects to make such payments (without discount for early payment) sooner. The compensation and benefits referred to in (ii) above shall be paid at the same time or times as payments would have been made to Executive under the applicable incentive, bonus or other special compensation arrangements had he remained an employee. The compensation referred to in (i), (ii), (iii), and (iv) above shall constitute the sole and exclusive remaining compensation due to Executive hereunder. Executive shall not be obligated to seek other employment in mitigation of the compensation and benefits payable under this (S) 4.2, and the obtaining of any such other employment (provided that Executive otherwise complies with the terms of the Noncompetition Agreement between Executive and the Company dated as of the date hereof) shall in no way effect any reduction of the Company's obligations to make the payments required to be made under (S) 4.2.

     4.3  Termination as a Result of a Disability Termination Event.  If
          ---------------------------------------------------------
Executive's employment under this Agreement is terminated as a result of a Disability Termination, (i) Executive shall be entitled to receive any Base Salary that may be owed to Executive but is unpaid as of the date on which Executive's employment is terminated, and (ii) Executive (or at his death, his designated beneficiary, if any, or if none, his surviving spouse or, if none, his estate) shall continue to receive Executive's Base Salary for the month in which such termination occurs and for the following six months. If payment of Base Salary is to be made to Executive's estate, such payment shall be made as soon as practical after Executive's death in a single lump sum (without discount for early payment) equal to the total amount of Base Salary payable to the estate.

     4.4  Other Employee Benefit Plans and Arrangements.  The benefits, if any,
          ---------------------------------------------
payable to or on behalf of Executive upon his termination of employment from the Company under any other employee benefit plans and arrangements not specifically provided for herein shall be governed by the terms and conditions for benefit payments set forth in such plans and arrangements.

                                    (S) 5.

                                 Miscellaneous
                                 -------------

     5.1 Allocation of Income. Executive hereby acknowledges that the Company
         --------------------
and its related affiliates may allocate certain portions of Executive's compensation among the Company and its affiliates. Executive agrees to such allocation and acknowledges that for purposes of this Agreement, Executive will be deemed to be employed by, and to perform services for, the entity to which such compensation is allocated.

     5.2  Binding Effect. This Agreement shall inure to the benefit of and shall
          --------------
be binding upon Executive and his executor, administrator, heirs, personal representative and assigns, and the Company and its successors and assigns; provided, however, that Executive shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of Company.

     5.3  Construction of Agreement.  No provision of this Agreement or any
          -------------------------
related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

     5.4 Arbitration of Disputes. If a dispute arises between the parties, then
         -----------------------
the parties agree that their respective representatives shall meet and consult in good faith and attempt to settle the dispute, within thirty (30) days of written notice thereof, as a condition precedent to the initiation of arbitration proceedings as set forth below.

     Any dispute, controversy, or claim arising out of or relating to this Agreement, the breach, termination or invalidity thereof, or Executive's employment, including claims of tortious interference or other tort or statutory claims, and including without limitation any dispute concerning the scope of this arbitration clause, shall be settled by arbitration in accordance with the Employment Dispute Arbitration Rules of the American Arbitrators Association then in effect. The judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration under this Agreement shall be held in Raleigh, North Carolina, or at such other place as may be selected by mutual agreement of the parties.

     The arbitrator shall be mutually acceptable to the parties, or failing agreement, selected pursuant to the Employment Dispute Arbitration Rules of the American Arbitrators Association. The parties intend that the arbitrator shall be independent and impartial. To this end, the arbitrator shall disclose to the parties any professional, family, or social relationships, past or present, with any party or counsel.

     Strict rules of evidence shall not apply in any arbitration conducted pursuant to this Agreement. The parties may offer such evidence as they desire and the arbitrator shall accept such evidence as the arbitrator deems relevant to the issues and accord it such weight as the arbitrator deems appropriate. The arbitrator shall have the discretion to order a prehearing exchange of information by the parties, including without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties. No party shall be allowed, however, to take more than one deposition of the opposing party and no deposition shall last longer than six (6) hours. All disputes regarding discovery shall be decided by the arbitrator.

     The arbitrator award shall be in writing and shall specify the factual and legal bases for the award. In rendering the award, the arbitrator shall determine the respective rights and obligations of the parties according to the laws of the State of North Carolina or, if applicable, federal law. The arbitrator shall have the authority to award any remedy or relief that a federal or state court within the State of North Carolina could order or grant.

     Any provisional remedy that would be available from a court of law shall be available from the arbitrator to the parties, pending the arbitrator's determination of the merits of the parties' dispute. This shall include orders of attachment, temporary restraining orders, injunctions, and appointment of a receiver. If the arbitrator issues such an order, either party may immediately apply to a court of competent jurisdiction for enforcement of the order, even though the arbitrator may not have rendered a final award.

     All fees and expenses of the arbitration, including the fees of the arbitrator and the expense of each parties' counsel, experts, witnesses and preparation and presentation of proofs, shall be paid by Company.

     Unless legally required to do so, neither party may disclose the existence, content, or results of any arbitration under this Agreement without the prior written consent of the other party, nor may the arbitrator disclose any such information without the consent of both parties. This provision shall apply to all aspects of the arbitration proceeding, including without limitation, discovery, testimony, other evidence, briefs, and the award.

     It is the specific intent of the parties that this arbitration clause be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et. seq. ("FAA"); however, if this cause is unenforceable for any reason under the FAA, then the parties intend that it be governed by the provisions of the Uniform Arbitration Act, N.C. Gen. Stat. (S)(S) 1-567.1 through 1-567.20.

     Both Executive and Company represent and warrant they have read the foregoing Section 5.3, that they have had an opportunity to consult with and receive advice from legal counsel regarding the foregoing Section 5.3, and that they hereby forever waive all rights to assert that this Section 5.3 was the result of duress, coercion, or mistake of law or fact.

     _____ _____  (Initial of both parties in each space).

     5.5  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of North Carolina, not including the choice of law rules thereof.

     5.6  Survival of Agreements. All covenants and agreements made herein shall
          ----------------------
survive the execution and delivery of this Agreement and the termination of Executive's employment hereunder for any reason.

     5.7  Headings.  The section and paragraph headings contained in this
          --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     5.8  Notices.  All notices, requests, consents and other communications
          -------
hereunder shall be in writing and shall be deemed to be given when delivered personally or mailed first class, registered or certified mail, postage prepaid, in either case, addressed as follows:

          (a)  If to Executive:

               Mr. Harold S. Lichtin
               1913 S. Lichtin
               Raleigh, North Carolina 27615

               with a  copy to:

               Mr. Alan H. Peterson
               Kennedy Covington Lobdell & Hickman, L.L.P.
               Two Hanover Square
               434 Fayetteville Street Mall, Suite 1900
               Raleigh, North Carolina  27602-1070

          (b)  If to the Company, addressed to:

               Weeks Corporation
               4497 Park Drive
               Norcross, Georgia  30093
               Attention:  Chief Executive Officer

               with a copy to:

               Mr. William B. Fryer
               King & Spalding
               191 Peachtree Street
               Atlanta, Georgia  30303-1763

     5.9  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     5.10  Entire Agreement.  This Agreement constitutes the entire agreement
           ----------------
of the parties with respect to the subject matter hereof and upon the Effective Date will supersede and replace all prior agreements, written and oral, between the parties hereto or with respect to the subject matter hereof. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

     5.11.   No Violation with Other Agreements.   Nothing in this
             ----------------------------------
Agreement shall be deemed to interfere with or be in violation of any other obligation of Executive that may exist under other agreements to which Executive is a party; provided, however, that such other agreements do not otherwise violate Section 1.1 hereof.

     5.12.  Amendment; Waiver.  Except as otherwise expressly provided in
            -----------------
this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto. Any waiver by any party or consent by any party to any variation from any provision of this Agreement shall be valid only if in writing and only in the specific instance in which it is given, and such waiver or consent shall not be construed as a waiver of any other provision or as a consent with respect to any similar instance or circumstance.

     5.13.  Severability.  If fulfillment of any provision of this
            ------------
Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole in part, then such clause or provision only shall be held ineffective to the extent of such invalidity, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       WEEKS CORPORATION



                                       By:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------



                                       EXECUTIVE


                                       ----------------------------------------
                                       Harold S. Lichtin

                                   EXHIBIT A



Section 1.1
-----------

     Permitted Outside Business Activities:  Executive will be permitted to
     -------------------------------------
continue to (i) complete the properties under development, (ii) discharge Executive's obligations under various contracts with the Company with respect to such properties under development and with respect to the Northern Telecom Properties and Building 1000 of Perimeter Park and Building 1100 of Perimeter Park West and Buildings I - IV, Research Triangle Industrial Center, (iii) sell assets and otherwise discharge his duties and responsibilities as assignor of Lichtin Properties, Inc. respecting various receivables and payables, (iv) serve as an officer and director of Lichtin, Inc., the general partner of the Harold
S. Lichtin Family Limited Partnership, the purposes for which are limited to investment activities that are not inconsistent with Executive's covenants under that certain Noncompetition Agreement of even date herewith between Executive and the Company, and (v) serve as an officer and director of First Class Child Development Center, Inc., in each case consistent with that certain Noncompetition Agreement of even date herewith between Executive and the Company.